Exhibit 99.1

Summit Therapeutics Inc.

(“Summit” or the “Company”)

Summit Announces Effectiveness of Scheme of Arrangement and Completion of Redomiciliation to Delaware, USA

Cambridge, MA, September 18, 2020 – Summit (NASDAQ: SMMT) today announces the completion of the company’s redomiciliation to Delaware, USA. Previously, Summit Therapeutics plc announced that the High Court of Justice in England and Wales had sanctioned the scheme of arrangement under Part 26 of the Companies Act 2006 (the “Scheme”) pursuant to which Summit Therapeutics Inc. is becoming the new Delaware, USA incorporated holding company of Summit Therapeutics plc and its subsidiaries. Following the delivery today of the Court Order to the Registrar of Companies in the U.K., the Scheme has become effective and every five ordinary shares, £0.01 par value per share, of Summit Therapeutics plc were exchanged for one share of common stock, $0.01 par value per share, of Summit Therapeutics Inc. The entire issued share capital of Summit Therapeutics plc is now owned by Summit Therapeutics Inc.

It is expected that the last day of trading in the Summit Therapeutics plc American Depositary Shares on the Nasdaq Global Market will be on September 18, 2020 and trading in the shares of common stock of Summit Therapeutics Inc. on the Nasdaq Global Market will commence on September 21, 2020 under the ticker symbol “SMMT”, which was the symbol for the American Depositary Shares of Summit Therapeutics plc. Since the ratio at which the ordinary shares of Summit Therapeutics plc are being exchanged for shares of common stock of Summit Therapeutics Inc. is equal to the ratio of its ordinary shares to the American Depositary Shares, no adjustment to the Nasdaq trading price is being made in connection with the listing of the common stock of Summit Therapeutics Inc.

About Summit Therapeutics

Summit Therapeutics, empowered by its Discuva Platform, the Company’s innovative antibiotic discovery engine, led by Dr. Ventzislav Stefanov and supported by BARDA and Carb-X funding, intends to be the leader in patient and physician friendly paradigm shifting antibiotic innovation. Our new mechanism antibiotics are designed to become the patient-friendly, new era standard-of-care, by working in harmony with the human microbiome to treat prospective patients suffering from infectious disease, initially focussing on Clostridioides difficile infections (“CDI”) which is estimated to impact over 3 million patients worldwide annually. Commercialization of ridinilazole for the treatment of CDI is subject to regulatory approvals. The overriding objective of Summit Therapeutics is to create value for patients, hospital infectious disease care givers, community based infectious disease healthcare providers, as well as healthcare payors around the world. Currently, Summit’s lead product candidate ridinilazole is engaged in two global phase III trials, Ri-CoDIFy 1 & 2, each enrolling 680 patients vs standard of care (Vancomycin) for the treatment of C. difficile infections.

Summit’s vision and mission is to extend our pipeline through the development of new mechanism, narrow spectrum, microbiome sparing antibiotics targeting C. difficile, Gram-negative Enterobacteriaceae such as Escherichia coli and Klebsiella pneumoniae and other bacterial infections with high unmet medical need.

For more information, visit www.summitplc.com and follow us on Twitter @summitplc. For more information on the Company’s Discuva Platform, visit https://www.summitplc.com/our-science/discuva-platform.

Contacts Summit Press Office	investors@summitplc.com

Summit Forward-looking Statements

Any statements in this press release about the Company’s future expectations, plans and prospects, including but not limited to, statements about the timing for the common stock of Summit Therapeutics Inc. to begin trading on the Nasdaq Global Market, clinical and preclinical development of the Company’s product candidates, the therapeutic potential of the Company’s product candidates, the potential commercialization of the Company’s product candidates, the timing of initiation, completion and availability of data from clinical trials, the potential submission of applications for marketing approvals and other statements containing the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “would,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the uncertainties inherent in the initiation of future clinical trials, availability and timing of data from ongoing and future clinical trials and the results of such trials, whether preliminary results from a clinical trial will be predictive of the final results of that trial or whether results of early clinical trials or preclinical studies will be indicative of the results of later clinical trials, expectations for regulatory approvals, laws and regulations affecting government contracts and funding awards, availability of funding sufficient for the Company’s foreseeable and unforeseeable operating expenses and capital expenditure requirements and other factors discussed in the “Risk Factors” section of filings that the Company makes with the Securities and Exchange Commission, including the Company’s Transition Report on Form 20-F for the eleven months ended December 31, 2019. Accordingly, readers should not place undue reliance on forward-looking statements or information. In addition, any forward-looking statements included in this press release represent the Company’s views only as of the date of this release and should not be relied upon as representing the Company’s views as of any subsequent date. The Company specifically disclaims any obligation to update any forward-looking statements included in this press release.

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